                                                                    Exhibit 99.1


MEDIA CONTACT:  JOHN FULLER             ANALYST CONTACT:     VERNON L. PATTERSON
                216.689.8140                                 216.689.0520



KEY MEDIA                               INVESTOR RELATIONS
NEWSROOM:       www.Key.com/newsroom    INFORMATION:         www.Key.com/ir

FOR IMMEDIATE RELEASE

                  KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
                  --------------------------------------------

-        EPS OF $0.57
-        REVENUE UP, EXPENSES STABLE
-        NONPERFORMING LOANS DOWN
-        STRATEGIC ACTIONS PRODUCING FAVORABLE RESULTS

CLEVELAND, July 16, 2002 - KeyCorp (NYSE: KEY) today announced second quarter net income of $246 million, or $0.57 per diluted common share, compared with first quarter net income of $240 million, or $0.56 per diluted common share.

         "Just like the first quarter's results, our second quarter results were solid," said Chairman and Chief Executive Officer Henry L. Meyer III. "Positive revenue, expense control and asset quality performance during the quarter demonstrate that the strategic actions we took in last year's second and fourth quarters are paying off."

         During the second quarter of last year, Key reported a net loss of $160 million, or $0.38 per common share. The loss reflects charges associated with the company's implementation of several strategic actions, including exiting the automobile leasing business, de-emphasizing indirect automobile lending, discontinuing certain credit-only relationships and bolstering the loan loss reserve. At that time, Key announced that it would return to its relationship banking roots and conservative credit culture.

         "Revenue increased by $34 million from last quarter and expense growth was kept to a minimum," said Meyer. "In addition, nonperforming loans decreased slightly and net loan charge-offs were essentially unchanged from the prior quarter. Moreover, we are comfortable with the level of loan loss reserves in both our continuing and run-off portfolios."

SUMMARY OF CONSOLIDATED RESULTS

         Taxable-equivalent net interest income grew to $721 million for the second quarter of 2002 from $702 million in the previous quarter. This improvement was attributable to a 5 basis point rise in Key's net interest margin to 3.98% and to an increase of nearly $600 million in average earning assets. The increase in earning assets was due primarily to continued growth in home equity lending and a higher level of securities. Compared with the second quarter of 2001, taxable-equivalent net interest income rose by $2 million, reflecting a higher net interest margin, which more than offset the effect of a 5% decrease in average earning assets. The decrease in earning assets was attributable primarily to the impact of strategic actions, loan sales and weaker loan demand.

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 2


         Key's noninterest income was $448 million for the second quarter of 2002, up from $443 million in the prior quarter. Higher income from investment banking activities (up $13 million) and service charges on deposit accounts (up $4 million) drove the increase. These positive results were offset in part by an $11 million decrease in income from dealer trading and derivatives. Compared with the year-ago quarter, noninterest income rose by $50 million. Included in last year's results is a $40 million charge taken to create a reserve for losses incurred on the residual values of leased vehicles.

         Noninterest expense of $665 million for the second quarter of 2002 was up slightly from $661 million for the first three months of this year. Compared with the second quarter of 2001, noninterest expense was down by $193 million. Results for the year-ago quarter include nonrecurring charges of $172 million, most of which were associated with the strategic actions implemented in that quarter. In addition, the January 1, 2002, adoption of new accounting guidance for goodwill resulted in an expense reduction of approximately $20 million.

ASSET QUALITY

         Key's provision for loan losses was $135 million for the second quarter of 2002, essentially unchanged from the amount for the previous quarter and down significantly from $401 million for the second quarter of 2001. Net loan charge-offs totaled $203 million for the quarter, compared with $206 million for the previous quarter and $171 million for the year-ago quarter. Included in second quarter 2002 net charge-offs is $68 million of losses charged to the nonreplenishable allowance. In 2001, management set apart $490 million ($300 million of which was recorded in the second quarter) of Key's provision for loan losses as part of its decision to eliminate nonrelationship lending in the leveraged financing and nationally syndicated lending businesses and for the sales of distressed loans in other portfolios. The resulting segregated allowance is being used to exit approximately $2.7 billion in related commitments (which were moved to the run-off portfolio in May 2001) and for losses incurred in connection with loan sales. As losses are charged to this segregated allowance, Key does not intend to replenish it. Within the run-off portfolio, approximately $1.1 billion of commitments (including $724 million of loans outstanding) remained as of June 30, 2002.

         The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS


                                                                             Run-off Loan Portfolio and
                                               Continuing Loan Portfolio     Nonreplenishable Allowance      Total Loan Portfolio
                                               ---------------------------   ---------------------------   -----------------------
dollars in millions                               2Q02               1Q02       2Q02               1Q02       2Q02           1Q02
----------------------------------------------------------------------------------------------------------------------------------
Loans outstanding                              $63,157            $63,015       $724               $941    $63,881        $63,956
Nonperforming loans at period end                  825                765        132                208        957            973
Net loan charge-offs                               135                136         68(a)              70(a)     203            206
Net loan charge-offs to average loans              .86%               .88%       N/M                N/M       1.27%          1.32%
Allowance for loan losses                       $1,402             $1,402       $137               $205     $1,539         $1,607
Allowance for loan losses to period-end loans     2.22%              2.22%     18.91%             21.79%      2.41%          2.51%

----------------------------------------------------------------------------------------------------------------------------------

(a) Includes activity related to the run-off loan portfolio and to the sales of distressed loans.

N/M = Not Meaningful

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 3



         The level of Key's nonperforming loans decreased by $16 million during the second quarter, reflecting a significant reduction in nonperforming loans related to the health care industry. This improvement was offset in part by a higher level of nonperforming loans in the middle market portfolio. As shown in the preceding table, nonperforming loans in the run-off portfolio totaled $132 million at June 30, 2002, compared with $208 million at March 31, 2002.

CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" benchmarks at June 30, 2002. During the second quarter, Key did not repurchase any of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 16.8 million shares remaining for repurchase under this authorization as of June 30, 2002.

LINE OF BUSINESS RESULTS

         The table below summarizes the contribution made by each major business group to Key's taxable-equivalent revenue and net income (loss) for the periods presented. The specific lines of business that comprise each of the major business groups are shown in the related discussions that follow and are described under the heading "Line of Business Descriptions."

MAJOR BUSINESS GROUPS

                                                                             PERCENT CHANGE 2Q02 VS.
                                                                          -------------------------------
dollars in millions                        2Q02        1Q02        2Q01            1Q02             2Q01
---------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-----------------------------------
Key Consumer Banking                       $579        $561        $569             3.2%             1.8%
Key Corporate Finance                       325         340         340            (4.4)            (4.4)
Key Capital Partners                        288         277         292             4.0             (1.4)
Other Segments                              (20)        (23)        (15)          (13.0)            33.3
                                     -----------  ----------  ----------  --------------   --------------
     Total segments                       1,172       1,155       1,186             1.5             (1.2)
Reconciling items(b)                         (3)        (10)        (69)          (70.0)           (95.7)
                                     -----------  ----------  ----------  --------------   --------------
     Total                               $1,169      $1,145      $1,117             2.1              4.7
                                     ===========  ==========  ==========

Net income (loss)
-----------------------------------
Key Consumer Banking(a)                    $115        $104        $107            10.6%             7.5%
Key Corporate Finance                       100         109         105            (8.3)            (4.8)
Key Capital Partners                         42          37          32            13.5             31.3
Other Segments                               (8)         (8)         (4)             --            100.0
                                     -----------  ----------  ----------  --------------   --------------
     Total segments                         249         242         240             2.9              3.8
Reconciling items(b)                         (3)         (2)       (400)           50.0            (99.3)
                                     -----------  ----------  ----------  --------------   --------------
     Total                                 $246        $240       $(160)            2.5              N/M
                                     ===========  ==========  ==========
---------------------------------------------------------------------------------------------------------


(a) Second quarter 2001 results exclude a one-time cumulative charge of $39 million ($24 million after tax) resulting from a prescribed change, applicable to all companies, in the accounting for retained interests in securitized assets (See note (b) below).

(b) Reconciling items in the second quarter of 2001 include an additional provision for loan losses of $300 million ($189 million after tax) recorded in connection with Key's decision to eliminate nonrelationship credit-only transactions, a goodwill write-down of $150 million associated with Key's decision to downsize its automobile finance business, a $40 million ($25 million after tax) loss recorded in connection with declines in leased vehicle residual values, a $20 million ($13 million after tax) increase in litigation reserves and other nonrecurring charges of $2 million ($1 million after tax). Also included are charges related to unallocated nonearning assets of corporate support functions and the effect of the accounting change described in note (a) above.

N/M = Not Meaningful

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 4



KEY CONSUMER BANKING GROUP


                                                                               PERCENT CHANGE 2Q02 VS.
                                                                            -------------------------------
dollars in millions                          2Q02        1Q02        2Q01            1Q02             2Q01
-----------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-------------------------------------
Retail Banking                               $327        $314        $327             4.1%              --%
Small Business                                 98          96          98             2.1               --
Indirect Lending                               94          91          99             3.3             (5.1)
National Home Equity                           60          60          45              --             33.3
                                       -----------  ----------  ----------  --------------   --------------
     Total                                   $579        $561        $569             3.2              1.8
                                       ===========  ==========  ==========

Net income(a)
-------------------------------------
Retail Banking                               $ 68        $ 64        $ 62             6.3%             9.7%
Small Business                                 30          29          29             3.4              3.4
Indirect Lending                               13          10          16            30.0            (18.8)
National Home Equity                            4           1          --           300.0              N/M
                                       -----------  ----------  ----------  --------------   --------------
     Total                                   $115        $104        $107            10.6              7.5
                                       ===========  ==========  ==========
-----------------------------------------------------------------------------------------------------------


(a) Second quarter 2001 results exclude a one-time cumulative charge of $39 million ($24 million after tax) resulting from a prescribed change, applicable to all companies, in the accounting for retained interests in securitized assets.

N/M= Not Meaningful


Additional Key Consumer Banking Data

dollars in billions                                       2Q02                   1Q02
--------------------------------------------------------------------------------------
Average consumer loans-- direct                              $1.3                $1.3
Average consumer loans-- indirect                             7.0                 7.5
Average core deposits                                        30.9                31.2
On-line clients/percent penetration                    489,632/28%         450,762/26%
National Home Equity average loan-to-value ratio               76                  77
National Home Equity-- percent first lien positions            83                  83
KeyCenters                                                    905                 911
Automated Teller Machines                                   2,284               2,329
Full-time equivalent employees                              8,434               8,458
--------------------------------------------------------------------------------------


         Net income for Key Consumer Banking was $115 million for the second quarter of 2002, representing an $8 million increase from the year-ago quarter. The improvement is attributable to an increase in noninterest income and a reduction in noninterest expense, offset in part by a decrease in taxable-equivalent net interest income and a higher provision for loan losses.

         Taxable-equivalent net interest income decreased by $5 million, or 1%, from the second quarter of 2001 due to a less favorable interest rate spread on deposits and a decline in average deposits outstanding. The adverse effect of these factors was partially offset by a more favorable spread on earning assets. Noninterest income grew by $15 million, or 14%, due primarily to a $9 million increase in income from service charges on deposit accounts contributed by the Retail Banking and Small Business lines of business. This growth resulted from new pricing implemented in mid-2001 in connection with PEG (Perform, Excel, Grow), Key's competitiveness improvement initiative. Also contributing to the growth in noninterest income are lower losses from retained interests in previously securitized assets and from trading activities. Noninterest expense was down $5 million, or 1%, from the second quarter of 2001. This improvement reflects

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 5


an approximate $9 million reduction in goodwill amortization, which resulted from the adoption of new accounting guidance on January 1, as well as lower costs for software amortization. These reductions were partially offset by higher costs related to personnel, marketing and activities associated with a higher volume of home equity lending. The $8 million, or 15%, increase in the provision for loan losses reflects the growth in lending in the National Home Equity line of business.

KEY CORPORATE FINANCE GROUP


                                                                              PERCENT CHANGE 2Q02 VS.
                                                                           ------------------------------
dollars in millions                        2Q02        1Q02         2Q01           1Q02             2Q01
---------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-----------------------------------
Corporate Banking                          $177        $187         $201           (5.3)%          (11.9)%
National Commercial Real Estate              86          91           95           (5.5)            (9.5)
National Equipment Finance                   62          62           44             --             40.9
                                     -----------  ----------  -----------  -------------    -------------
     Total                                 $325        $340         $340           (4.4)            (4.4)
                                     ===========  ==========  ===========

Net income
-----------------------------------
Corporate Banking                           $50         $56          $62          (10.7)%          (19.4)%
National Commercial Real Estate              29          32           36           (9.4)           (19.4)
National Equipment Finance                   21          21            7             --            200.0
                                     -----------  ----------  -----------  -------------    -------------
     Total                                 $100        $109         $105           (8.3)            (4.8)
                                     ===========  ==========  ===========

---------------------------------------------------------------------------------------------------------

Additional Key Corporate Finance Data

dollars in billions                        2Q02        1Q02
----------------------------------------------------------------
Average loans and leases                  $29.6         $29.8

Average deposits                            3.1           3.1

Full-time equivalent employees            1,728         1,750
----------------------------------------------------------------


         Net income for Key Corporate Finance was $100 million for the second quarter of 2002, compared with $105 million for the same period last year. The decrease is due to a reduction in noninterest income, partially offset by an increase in taxable-equivalent net interest income and lower noninterest expense.

         Taxable-equivalent net interest income grew by $5 million, or 2%, due primarily to a more favorable interest rate spread on earning assets and an increase in the taxable-equivalent adjustment related to income derived from the equipment leasing portfolio. At the same time, noninterest income decreased by $20 million, or 30%. In the Corporate Banking line of business, additional income from a significant increase in service charges on deposit accounts was more than offset by lower income from trading activities. The overall reduction in noninterest income also reflects declines in gains from loan sales in the National Commercial Real Estate line and from the residual values of leased equipment in the National Equipment Finance line. A $6 million, or 5%, decrease in noninterest expense was driven by an approximate $4 million reduction in goodwill amortization resulting from the January 1 adoption of new accounting guidance.

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 6



KEY CAPITAL PARTNERS GROUP



                                                                                  PERCENT CHANGE 2Q02 VS.
                                                                               -------------------------------
dollars in millions                        2Q02        1Q02         2Q01                1Q02             2Q01
--------------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
-------------------------------------
Victory Capital Management                  $57         $53          $60                 7.5%            (5.0)%
High Net Worth                              148         146          149                 1.4              (.7)
Capital Markets                              83          78           83                 6.4               --
                                     -----------  ----------  -----------      --------------   --------------
     Total                                 $288        $277         $292                 4.0             (1.4)
                                     ===========  ==========  ===========

Net income
-----------------------------------
Victory Capital Management                  $12          $9          $12                33.3%              -- %
High Net Worth                               17          14            9                21.4             88.9
Capital Markets                              13          14           11                (7.1)            18.2
                                     -----------  ----------  -----------      --------------   --------------
     Total                                  $42         $37          $32                13.5             31.3
                                     ===========  ==========  ===========
--------------------------------------------------------------------------------------------------------------

Additional Key Capital Partners Data

dollars in billions                        2Q02         1Q02
----------------------------------------------------------------
Assets under management                   $70.7        $72.4
Nonmanaged and brokerage assets            72.0         77.8
High Net Worth sales personnel              815          831
Full-time equivalent employees            3,669        3,711
----------------------------------------------------------------


         Net income for Key Capital Partners was $42 million for the second quarter of 2002, up from $32 million in the second quarter of last year. The improvement is attributable to a substantial decrease in noninterest expense and growth in taxable-equivalent net interest income. These positive results more than offset a decline in noninterest income.

         Taxable-equivalent net interest income increased by $2 million, or 4%, from the second quarter of 2001, despite the reduction in average loans outstanding that resulted from the 2001 sale of residential mortgage loans associated with the High Net Worth line of business. The increase is due primarily to the lower cost of short-term borrowings and strong growth in home equity lending. A $6 million, or 3%, decrease in noninterest income is attributable mainly to lower income from derivatives and from foreign exchange in the Capital Markets line and a decrease in income from trading activities in the High Net Worth line. These decreases were offset in part by a $3 million gain from the divestiture of the 401(k) business in the second quarter of 2002. Noninterest expense decreased by $15 million, or 6%, from the year-ago quarter, due primarily to an approximate $6 million reduction that resulted from the change in accounting for goodwill, and to reduced software amortization.

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 7



LINE OF BUSINESS DESCRIPTIONS

Key Consumer Banking Group
--------------------------
RETAIL BANKING provides individuals with branch-based deposit, investment and credit products and personal finance services.

SMALL BUSINESS provides small businesses with deposit, investment and credit products and business advisory services.

INDIRECT LENDING offers automobile, marine and recreational vehicle (RV) loans to consumers through dealers, and finances inventory for automobile, marine and RV dealers. For students and their parents, it also provides education loans, insurance and interest-free payment plans.

NATIONAL HOME EQUITY provides prime and near-prime mortgage and home equity loan products to individuals. It originates these products outside of Key's retail branch system. It also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Key Corporate Finance Group
---------------------------
CORPORATE BANKING provides financing, cash and investment management and business advisory services to middle-market companies and large corporations.

NATIONAL COMMERCIAL REAL ESTATE provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors.

NATIONAL EQUIPMENT FINANCE meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with equipment financing options for their clients. Lease financing receivables and related revenues are assigned to Corporate Banking or National Commercial Real Estate if one of those businesses is principally responsible for maintaining the relationship with the client.

Key Capital Partners Group
--------------------------
VICTORY CAPITAL MANAGEMENT manages or advises investment portfolios, nationally, for corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, commingled funds or the Victory family of mutual funds. It also provides administrative services for retirement plans.

HIGH NET WORTH provides financial, estate and retirement planning and asset management services. It offers clients financial solutions through services including banking, brokerage, trust, portfolio management, insurance and charitable giving.

CAPITAL MARKETS offers investment banking, capital raising, hedging strategies, trading and financial strategies to public and privately held companies, institutions and government organizations.

In addition to its three major business groups, Key has "Other Segments" consisting of Treasury, Principal Investing and the net effect of funds transfer pricing.

KEYCORP REPORTS SECOND QUARTER EARNINGS
JULY 16, 2002
PAGE 8

         Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $83 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of nearly 2,300 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com(R), that provides account access and financial products 24 hours a day.)

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at www.Key.com/ir at 10:00 a.m. ET, on Tuesday, July 16, 2002. A tape of the call will be available until Tuesday, July 23.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.Key.com/newsroom.

--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.
--------------------------------------------------------------------------------

                                       ###

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 8

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                   THREE MONTHS ENDED
                                                          ----------------------------------
                                                          6-30-02       3-31-02     6-30-01
                                                          --------     --------     --------
Summary of operations
     Net interest income (taxable equivalent)             $    721     $    702     $    719
     Noninterest income                                        448          443          398
                                                          --------     --------     --------
        Total revenue (taxable equivalent)                   1,169        1,145        1,117
     Provision for loan losses                                 135          136          401
     Noninterest expense                                       665          661          858
     Net income (loss)                                         246          240         (160)
     Net income - core                                         246          240           28

PER COMMON SHARE
     Net income (loss)                                    $    .58     $    .56     $   (.38)
     Net income - core                                         .58          .56          .07
     Net income (loss) - assuming dilution                     .57          .56         (.38)
     Net income - assuming dilution - core                     .57          .56          .07
     Cash dividends paid                                       .30          .30         .295
     Book value at period end                                15.46        15.05        15.22
     Market price at period end                              27.30        26.65        26.05

AT PERIOD END
     Full-time equivalent employees                         20,929       21,076       21,742
     KeyCenters                                                905          911          926

PERFORMANCE RATIOS
     Return on average total assets                           1.21%        1.20%        (.75)%
     Return on average total assets - core                    1.21         1.20          .13
     Return on average equity                                15.16        15.53        (9.67)
     Return on average equity - core                         15.16        15.53         1.69
     Net interest margin (taxable equivalent)                 3.98         3.93         3.77

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                         7.96%        7.87%        7.53%
     Tangible equity to tangible assets                       6.69         6.57         6.25
     Tier 1 risk-based capital(a)                             8.05         7.92         7.71
     Total risk-based capital(a)                             12.07        12.02        11.81
     Leverage(a)                                              8.17         8.13         7.68

ASSET QUALITY
     Net loan charge-offs                                 $    203     $    206     $    171
     Net loan charge-offs to average loans                    1.27%        1.32%        1.02%
     Allowance for loan losses                            $  1,539     $  1,607     $  1,231
     Allowance for loan losses to period-end loans            2.41%        2.51%        1.85%
     Allowance for loan losses to nonperforming loans       160.82       165.16       154.45
     Nonperforming loans at period end                    $    957     $    973     $    797
     Nonperforming assets at period end                        995        1,012          823
     Nonperforming loans to period-end loans                  1.50%        1.52%        1.20%
     Nonperforming assets to period-end loans plus
        OREO and other nonperforming assets                   1.56         1.58         1.23

Taxable-equivalent adjustment                             $     38     $     48     $      6

(a) 6-30-02 ratio is estimated.

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 10

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                       SIX MONTHS ENDED
                                                  ------------------------
                                                   6-30-02        6-30-01
                                                  ---------      ---------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)     $   1,423      $   1,414
     Noninterest income                                 891            853
                                                  ---------      ---------
        Total revenue (taxable equivalent)            2,314          2,267
     Provision for loan losses                          271            511
     Noninterest expense                              1,326          1,556
     Net income                                         486             57
     Net income - core                                  486            245

PER COMMON SHARE
     Net income                                   $    1.14      $     .14
     Net income - core                                 1.14            .58
     Net income - assuming dilution                    1.13            .13
     Net income - assuming dilution - core             1.13            .57
     Cash dividends paid                                .60            .59

PERFORMANCE RATIOS
     Return on average total assets                    1.21%           .13%
     Return on average total assets - core             1.21            .57
     Return on average equity                         15.34           1.73
     Return on average equity - core                  15.34           7.45
     Net interest margin (taxable equivalent)          3.96           3.70


ASSET QUALITY
     Net loan charge-offs                         $     409      $     280
     Net loan charge-offs to average loans             1.29%           .84%

Taxable-equivalent adjustment                     $      86      $      13

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 11

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                                                            6-30-02        3-31-02        6-30-01
                                                                                           ---------      ---------      ---------
Assets
     Loans                                                                                 $  63,881      $  63,956      $  66,693
     Investment securities                                                                     1,119          1,144          1,171
     Securities available for sale                                                             6,349          5,795          6,706
     Short-term investments                                                                    1,471          1,487          1,961
                                                                                           ---------      ---------      ---------
        Total earning assets                                                                  72,820         72,382         76,531
     Allowance for loan losses                                                                (1,539)        (1,607)        (1,231)
     Cash and due from banks                                                                   2,929          2,483          2,781
     Premises and equipment                                                                      659            663            694
     Goodwill                                                                                  1,105          1,101          1,141
     Other intangible assets                                                                      26             28             36
     Corporate-owned life insurance                                                            2,359          2,334          2,265
     Accrued income and other assets                                                           4,419          3,975          3,621
                                                                                           ---------      ---------      ---------
        TOTAL ASSETS                                                                       $  82,778      $  81,359      $  85,838
                                                                                           =========      =========      =========



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                                                $   9,095      $   8,688      $   8,376
        Interest-bearing                                                                      33,132         33,284         33,986
     Deposits in foreign office-- interest-bearing                                             2,578          1,261          3,381
                                                                                           ---------      ---------      ---------
        Total deposits                                                                        44,805         43,233         45,743
     Federal funds purchased and securities
        sold under repurchase agreements                                                       5,110          7,338          5,919
     Bank notes and other short-term borrowings                                                3,390          3,174          7,128
     Accrued expense and other liabilities                                                     4,742          4,683          4,627
     Long-term debt                                                                           16,895         15,256         14,675
     Capital securities of subsidiary trusts                                                   1,244          1,273          1,279
                                                                                           ---------      ---------      ---------
        TOTAL LIABILITIES                                                                     76,186         74,957         79,371


SHAREHOLDERS' EQUITY                                                                           6,592          6,402          6,467


                                                                                           ---------      ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                 $  82,778      $  81,359      $  85,838
                                                                                           =========      =========      =========

Common shares outstanding (000)                                                              426,347        425,454        424,958

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 12

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)

                                                                           THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                 -------------------------------------      -----------------------
                                                                  6-30-02       3-31-02       6-30-01        6-30-02       6-30-01
                                                                 ---------     ---------     ---------      ---------     ---------
INTEREST INCOME                                                  $   1,102     $   1,092     $   1,467      $   2,194     $   3,037

INTEREST EXPENSE                                                       419           438           754            857         1,636

                                                                 ---------     ---------     ---------      ---------     ---------
NET INTEREST INCOME                                                    683           654           713          1,337         1,401
Provision for loan losses                                              135           136           401            271           511
                                                                 ---------     ---------     ---------      ---------     ---------
                                                                       548           518           312          1,066           890

NONINTEREST INCOME
     Trust and investment services income                              137           135           132            272           273
     Investment banking and capital markets income                      68            72            72            140           137
     Service charges on deposit accounts                               104           100            90            204           174
     Corporate-owned life insurance income                              26            26            27             52            54
     Letter of credit and loan fees                                     29            28            30             57            59
     Net securities gains                                                1            --             8              1            34
     Other income                                                       83            82            39            165           122
                                                                 ---------     ---------     ---------      ---------     ---------
        Total noninterest income                                       448           443           398            891           853

NONINTEREST EXPENSE
     Personnel                                                         361           363           345            724           709
     Net occupancy                                                      56            57            56            113           113
     Computer processing                                                48            54            63            102           125
     Equipment                                                          36            34            40             70            78
     Marketing                                                          30            26            29             56            56
     Amortization of intangibles                                         2             3           174              5           200
     Professional fees                                                  21            21            19             42            37
     Other expense                                                     111           103           132            214           238
                                                                 ---------     ---------     ---------      ---------     ---------
        Total noninterest expense                                      665           661           858          1,326         1,556
                                                                 ---------     ---------     ---------      ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
     OF ACCOUNTING CHANGES                                             331           300          (148)           631           187
     Income taxes                                                       85            60           (12)           145           105
                                                                 ---------     ---------     ---------      ---------     ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES           246           240          (136)           486            82
Cumulative effect of accounting changes, net of tax                     --            --           (24)            --           (25)
                                                                 ---------     ---------     ---------      ---------     ---------
NET INCOME (LOSS)                                                $     246     $     240     $    (160)     $     486     $      57
                                                                 =========     =========     =========      =========     =========

Per common share
Income (loss) before cumulative effect of accounting changes     $     .58     $     .56     $    (.32)     $    1.14     $     .19
Net income (loss)                                                      .58           .56          (.38)          1.14           .14

Per common share-assuming dilution
Income (loss) before cumulative effect of accounting changes     $     .57     $     .56     $    (.32)     $    1.13     $     .19
Net income (loss)                                                      .57           .56          (.38)          1.13           .13

Weighted average common shares outstanding (000)                   426,092       424,855       424,675        425,477       424,352
Weighted average common shares and potential
    common shares outstanding (000)                                431,935       430,019       429,760        430,983       429,838

Taxable-equivalent adjustment                                    $      38     $      48     $       6      $      86     $      13

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 13


    CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                              (dollars in millions)

                                                                SECOND QUARTER 2002                    FIRST QUARTER 2002
                                                        -----------------------------------   ----------------------------------
                                                          AVERAGE                             AVERAGE
                                                          BALANCE   INTEREST    YIELD/RATE    BALANCE     INTEREST   YIELD/RATE
                                                        -----------------------------------  -----------------------------------
Assets
     Loans:(a,b)
     Commercial, financial and agricultural               $18,213      $ 244          5.37%   $18,016        $ 242         5.44%
     Real estate--commercial mortgage                       6,414         91          5.70      6,598           93         5.74
     Real estate--construction                              5,870         72          4.93      5,856           72         5.01
     Commercial lease financing                             7,206        126          6.96      7,275          132         7.25
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total commercial loans                             37,703        533          5.66     37,745          539         5.77
     Real estate--residential                               2,148         38          7.04      2,241           41         7.21
     Home equity                                           13,072        229          7.03     11,863          212         7.26
     Consumer--direct                                       2,210         45          8.21      2,289           46         8.14
     Consumer--indirect lease financing                     1,514         33          8.84      1,852           41         8.74
     Consumer--indirect other                               5,131        118          9.19      5,231          120         9.21
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total consumer loans                               24,075        463          7.71     23,476          460         7.89
     Loans held for sale                                    2,150         30          5.58      2,267           32         5.70
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total loans                                        63,928      1,026          6.43     63,488        1,031         6.55
     Taxable investment securities                            934          7          3.20        916            6         2.43
     Tax-exempt investment securities(a)                      205          4          8.31        219            5         8.52
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total investment securities                         1,139         11          4.12      1,135           11         3.61
     Securities available for sale(a,c)                     5,951         95          6.45      5,317           89         6.76
     Short-term investments                                 1,561          8          1.97      2,041            9         1.76
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total earning assets                               72,579      1,140          6.30     71,981        1,140         6.38
     Allowance for loan losses                             (1,579)                             (1,657)
     Accrued income and other assets                       10,560                              10,547
                                                        ----------                           ---------
        TOTAL ASSETS                                      $81,560                             $80,871
                                                        ==========                           =========

Liabilities
     Money market deposit accounts                        $12,535         27           .87    $12,659           30          .95
     Savings deposits                                       2,014          3           .67      1,947            3          .71
     NOW accounts                                             697          2          1.02        715            2         1.03
     Certificates of deposit ($100,000 or more)(d)          4,816         56          4.69      4,516           57         5.10
     Other time deposits                                   13,085        131          4.02     13,443          149         4.51
     Deposits in foreign office                             2,638         12          1.76      2,136            9         1.69
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total interest-bearing deposits                    35,785        231          2.59     35,416          250         2.86
     Federal funds purchased and securities
        sold under repurchase agreements                    5,541         24          1.71      5,584           23         1.70
     Bank notes and other short-term borrowings(d)          2,995         20          2.73      4,028           27         2.68
     Long-term debt, including capital securities(d,e)     17,230        144          3.37     16,103          138         3.46
                                                        ----------  ---------  ------------  ---------    ---------  -----------
        Total interest-bearing liabilities                 61,551        419          2.73     61,131          438         2.90
                                                        ----------  ---------  ------------  ---------    ---------  -----------
     Noninterest-bearing deposits                           8,719                               8,553
     Accrued expense and other liabilities                  4,783                               4,918
                                                        ----------                           ---------
     Total liabilities                                     75,053                              74,602

Shareholders' equity                                        6,507                               6,269

                                                        ----------                           ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $81,560                             $80,871
                                                        ==========                           =========

Interest rate spread (TE)                                                             3.57%                               3.48%
                                                                                ===========                          ===========
Net interest income (TE) and net
     interest margin (TE)                                              $ 721          3.98%                  $ 702        3.93%
                                                                    =========  ============               =========  ===========

Capital securities                                        $ 1,236      $  20                  $ 1,298        $  21
Taxable-equivalent adjustment(a)                                          38                                    48


                                                                     SECOND QUARTER 2001
                                                        -------------------------------------------
                                                             AVERAGE
                                                             BALANCE      INTEREST      YIELD/RATE
                                                        -------------------------------------------
Assets
     Loans:(a,b)
     Commercial, financial and agricultural                  $20,030       $   361            7.24%
     Real estate-- commercial mortgage                         6,837           135            7.91
     Real estate-- construction                                5,504           108            7.81
     Commercial lease financing                                6,990           120            6.86
                                                        -------------  ------------  --------------
        Total commercial loans                                39,361           724            7.37
     Real estate-- residential                                 4,065            79            7.81
     Home equity                                              10,459           228            8.74
     Consumer-- direct                                         2,458            60            9.74
     Consumer-- indirect lease financing                       2,778            57            8.27
     Consumer-- indirect other                                 5,593           134            9.61
                                                        -------------  ------------  --------------
        Total consumer loans                                  25,353           558            8.83
     Loans held for sale                                       2,240            43            7.69
                                                        -------------  ------------  --------------
        Total loans                                           66,954         1,325            7.93
     Taxable investment securities                               911             8            3.41
     Tax-exempt investment securities(a)                         297             6            8.79
                                                        -------------  ------------  --------------
        Total investment securities                            1,208            14            4.74
     Securities available for sale(a,c)                        6,572           115            6.99
     Short-term investments                                    1,812            19            4.19
                                                        -------------  ------------  --------------
        Total earning assets                                  76,546         1,473            7.71
     Allowance for loan losses                                  (988)
     Accrued income and other assets                          10,429
                                                        -------------
        TOTAL ASSETS                                         $85,987
                                                        =============

Liabilities
     Money market deposit accounts                           $12,296            67            2.22
     Savings deposits                                          1,969             5            1.06
     NOW accounts                                                610             3            1.50
     Certificates of deposit ($100,000 or more)(d)             5,571            81            5.85
     Other time deposits                                      14,479           209            5.77
     Deposits in foreign office                                2,173            23            4.27
                                                        -------------  ------------  --------------
        Total interest-bearing deposits                       37,098           388            4.20
     Federal funds purchased and securities
        sold under repurchase agreements                       5,177            52            4.06
     Bank notes and other short-term borrowings(d)             8,016            94            4.67
     Long-term debt, including capital securities(d,e)        16,068           220            5.49
                                                        -------------  ------------  --------------
        Total interest-bearing liabilities                    66,359           754            4.56
                                                        -------------  ------------  --------------
     Noninterest-bearing deposits                              8,213
     Accrued expense and other liabilities                     4,779
                                                        -------------
     Total liabilities                                        79,351

Shareholders' equity                                           6,636

                                                        -------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $85,987
                                                        =============

Interest rate spread (TE)                                                                     3.15%
                                                                                     ==============
Net interest income (TE) and net
     interest margin (TE)                                                  $   719            3.77%
                                                                       ============  ==============

Capital securities                                           $ 1,292           $23
Taxable-equivalent adjustment(a)                                                6

(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

(e) Rate calculation excludes ESOP debt.

TE = Taxable Equivalent

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 14


                            LINE OF BUSINESS RESULTS
                              (dollars in millions)

KEY CONSUMER BANKING GROUP
                                                                                                       PERCENT CHANGE 2Q02 VS.
                                                                                                       -----------------------
                                                                    2Q02         1Q02         2Q01         1Q02       2Q01
                                                                  --------     --------     --------      -----      -----
SUMMARY OF OPERATIONS
     Net interest income (TE)                                     $    454     $    445     $    459        2.0%      (1.1)%
     Noninterest income                                                125          116          110        7.8       13.6
                                                                  --------     --------     --------      -----      -----
     Total revenue (TE)                                                579          561          569        3.2        1.8
     Provision for loan losses(a)                                       63           62           55        1.6       14.5
     Noninterest expense                                               332          333          337        (.3)      (1.5)
                                                                  --------     --------     --------      -----      -----
     Income before income taxes (TE) and accounting change             184          166          177       10.8        4.0
     Allocated income taxes and taxable-equivalent adjustments          69           62           70       11.3       (1.4)
                                                                  --------     --------     --------      -----      -----
     Income before accounting change                                   115          104          107       10.6        7.5
     Cumulative effect of accounting change, net of tax                 --           --          (24)        --      (100.0)
                                                                  --------     --------     --------      -----      -----
     Net income                                                   $    115     $    104     $     83       10.6       38.6
                                                                  ========     ========     ========

     Percent of consolidated net income                                 47%          43%         N/M        N/A        N/A

AVERAGE BALANCES
     Loans                                                        $ 27,935     $ 27,318     $ 27,992        2.3%       (.2)%
     Total assets                                                   30,094       29,493       30,781        2.0       (2.2)
     Deposits                                                       33,979       34,312       35,597       (1.0)      (4.5)

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                                      $     69     $     78     $     84      (11.5)%    (17.9)%
     Return on average allocated equity                              23.33%       21.47%       14.34%       N/A        N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Retail Banking
     Total revenue (TE)                                           $    327     $    314     $    327        4.1%        --%
     Provision for loan losses(a)                                       14           13           12        7.7       16.7
     Noninterest expense                                               204          199          213        2.5       (4.2)
     Net income                                                         68           64           62        6.3        9.7
     Net loan charge-offs(a)                                            13           14           16       (7.1)     (18.8)
     Return on average allocated equity                              49.73%       49.60%       41.08%       N/A        N/A
     Full-time equivalent employees                                  6,016        6,038        6,320        (.4)      (4.8)

Small Business
     Total revenue (TE)                                           $     98     $     96     $     98        2.1%        --%
     Provision for loan losses(a)                                        9            9            9         --         --
     Noninterest expense                                                42           41           43        2.4       (2.3)
     Net income                                                         30           29           29        3.4        3.4
     Net loan charge-offs(a)                                            15           15           11         --       36.4
     Return on average allocated equity                              37.86%       38.62%       33.49%       N/A        N/A
     Full-time equivalent employees                                    269          264          267        1.9         .7

Indirect Lending
     Total revenue (TE)                                           $     94     $     91     $     99        3.3%      (5.1)%
     Provision for loan losses(a)                                       28           28           28         --         --
     Noninterest expense                                                45           47           43       (4.3)       4.7
     Net income (loss)                                                  13           10           (7)      30.0        N/M
     Net loan charge-offs(a)                                            32           38           32      (15.8)        --
     Return on average allocated equity                               7.67%        5.74%       (2.45)%      N/A        N/A
     Full-time equivalent employees                                    760          753          807         .9       (5.8)

National Home Equity
     Total revenue (TE)                                           $     60     $     60     $     45         --%      33.3%
     Provision for loan losses(a)                                       12           12            6         --      100.0
     Noninterest expense                                                41           46           38      (10.9)       7.9
     Net income (loss)                                                   4            1           (1)     300.0        N/M
     Net loan charge-offs (a)                                            9           11           25      (18.2)     (64.0)
     Return on average allocated equity                               3.97%        1.21%       (1.77)%      N/A        N/A
     Full-time equivalent employees                                  1,389        1,408        1,268       (1.3)       9.5

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 15

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)


KEY CORPORATE FINANCE GROUP


                                                                                                   PERCENT CHANGE 2Q02 VS.
                                                                                                   -----------------------
                                                                    2Q02        1Q02        2Q01       1Q02       2Q01
                                                                  -------     -------     -------     -----      -----
SUMMARY OF OPERATIONS
     Net interest income (TE)                                     $   279     $   283     $   274      (1.4)%      1.8%
     Noninterest income                                                46          57          66     (19.3)     (30.3)
                                                                  -------     -------     -------     -----      -----
     Total revenue (TE)                                               325         340         340      (4.4)      (4.4)
     Provision for loan losses(a)                                      44          45          43      (2.2)       2.3
     Noninterest expense                                              121         121         127        --       (4.7)
                                                                  -------     -------     -------     -----      -----
     Income before income taxes (TE)                                  160         174         170      (8.0)      (5.9)
     Allocated income taxes and taxable-equivalent adjustments         60          65          65      (7.7)      (7.7)
                                                                  -------     -------     -------     -----      -----
     Net income                                                   $   100     $   109     $   105      (8.3)      (4.8)
                                                                  =======     =======     =======

     Percent of consolidated net income                                41%         45%        N/M       N/A        N/A

AVERAGE BALANCES
     Loans                                                        $29,582     $29,760     $31,437       (.6)%     (5.9)%
     Total assets                                                  30,785      30,994      32,907       (.7)      (6.4)
     Deposits                                                       3,094       3,130       3,024      (1.2)       2.3

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                                      $   124     $   121     $    76       2.5%      63.2%
     Return on average allocated equity                             14.25%      15.74%      15.07%      N/A        N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Corporate Banking
     Total revenue (TE)                                           $   177     $   187     $   201      (5.3)%    (11.9)%
     Provision for loan losses(a)                                      24          25          24      (4.0)        --
     Noninterest expense                                               72          72          76        --       (5.3)
     Net income                                                        50          56          62     (10.7)     (19.4)
     Net loan charge-offs(a)                                          117         104          68      12.5       72.1
     Return on average allocated equity                             11.90%      13.60%      14.96%      N/A        N/A
     Full-time equivalent employees                                   605         633         713      (4.4)     (15.1)

National Commercial Real Estate
     Total revenue (TE)                                           $    86     $    91     $    95      (5.5)%     (9.5)%
     Provision for loan losses(a)                                      11          11          11        --         --
     Noninterest expense                                               29          29          27        --        7.4
     Net income                                                        29          32          36      (9.4)     (19.4)
     Net loan charge-offs(a)                                           --           3           1    (100.0)    (100.0)
     Return on average allocated equity                             16.61%      17.85%      20.16%      N/A        N/A
     Full-time equivalent employees                                   517         503         458       2.8       12.9

National Equipment Finance
     Total revenue (TE)                                           $    62     $    62     $    44        --%      40.9%
     Provision for loan losses(a)                                       9           9           8        --       12.5
     Noninterest expense                                               20          20          24        --      (16.7)
     Net income                                                        21          21           7        --      200.0
     Net loan charge-offs(a)                                            7          14           7     (50.0)        --
     Return on average allocated equity                             19.97%      20.76%       6.80%      N/A        N/A
     Full-time equivalent employees                                   606         609         697       (.5)     (13.1)

KEYCORP REPORTS SECOND QUARTER 2002 EARNINGS
JULY 16, 2002
PAGE 16


                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CAPITAL PARTNERS GROUP


                                                                                                PERCENT CHANGE 2Q02 VS.
                                                                                                -----------------------
                                                                   2Q02       1Q02       2Q01       1Q02       2Q01
                                                                  ------     ------     ------     -----      -----
SUMMARY OF OPERATIONS
     Net interest income (TE)                                     $   57     $   53     $   55       7.5%       3.6%
     Noninterest income                                              231        224        237       3.1       (2.5)
                                                                  ------     ------     ------     -----      -----
     Total revenue (TE)                                              288        277        292       4.0       (1.4)
     Provision for loan losses(a)                                      2          2          3        --      (33.3)
     Noninterest expense                                             219        216        234       1.4       (6.4)
                                                                  ------     ------     ------     -----      -----
     Income before income taxes (TE)                                  67         59         55      13.6       21.8
     Allocated income taxes and taxable-equivalent adjustments        25         22         23      13.6        8.7
                                                                  ------     ------     ------     -----      -----
     Net income                                                   $   42     $   37     $   32      13.5       31.3
                                                                  ======     ======     ======

     Percent of consolidated net income                               17%        15%       N/M       N/A        N/A

AVERAGE BALANCES
     Loans                                                        $4,970     $4,780     $5,486       4.0%      (9.4)%
     Total assets                                                  8,325      8,087      9,197       2.9       (9.5)
     Deposits                                                      3,590      3,673      3,803      (2.3)      (5.6)

OTHER FINANCIAL DATA
     Net loan charge-offs(a)                                      $    6     $    3     $    7     100.0%     (14.3)%
     Return on average allocated equity                            17.62%     15.63%     11.97%      N/A        N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Victory Capital Management
     Total revenue (TE)                                           $   57     $   53     $   60       7.5%      (5.0)%
     Provision for loan losses(a)                                     --         --         --        --         --
     Noninterest expense                                              38         39         40      (2.6)      (5.0)
     Net income                                                       12          9         12      33.3         --
     Net loan charge-offs(a)                                          --         --         --        --         --
     Return on average allocated equity                            38.15%     27.95%     34.26%      N/A        N/A
     Full-time equivalent employees                                  539        545        540      (1.1)       (.2)

High Net Worth
     Total revenue (TE)                                           $  148     $  146     $  149       1.4%       (.7)%
     Provision for loan losses(a)                                      2          2          3        --      (33.3)
     Noninterest expense                                             119        122        130      (2.5)      (8.5)
     Net income                                                       17         14          9      21.4       88.9
     Net loan charge-offs(a)                                           6          3          7     100.0      (14.3)
     Return on average allocated equity                            13.80%     11.01%      6.95%      N/A        N/A
     Full-time equivalent employees                                2,514      2,533      2,695       (.8)      (6.7)

Capital Markets
     Total revenue (TE)                                           $   83     $   78     $   83       6.4%        --%
     Provision for loan losses(a)                                     --         --         --        --         --
     Noninterest expense                                              62         55         64      12.7       (3.1)
     Net income                                                       13         14         11      (7.1)      18.2
     Net loan charge-offs(a)                                          --         --         --        --         --
     Return on average allocated equity                            12.61%     13.83%     10.68%      N/A        N/A
     Full-time equivalent employees                                  616        633        638      (2.7)      (3.4)

 (a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

N/M = Not Meaningful

N/A = Not Applicable

TE = Taxable Equivalent